UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2009

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1770 San Marco Road, Marco Island, FL	34145
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

Marco Community Bancorp, Inc. Chief Executive Officer Richard Storm, Jr. today announced that wholly-owned subsidiary, Marco Community Bank, has hired all of the employees of Island Mortgage, a local mortgage brokerage business. Mr. Storm stated, “Island Mortgage President Tony Iannotta has been affiliated with the Bank as a director since its opening and has been working with us on a more involved basis as the Bank’s Executive Vice President and City Executive since last June. By folding his Island Mortgage team completely into the Bank, we expect to be able to expand our lending to a broader base of residential mortgage customers.”

In addition to Mr. Iannotta, six former Island Mortgage employees, two loan officers and four support personnel, have joined Marco Community Bank, which expects to open loan production offices in local real estate brokerage offices and otherwise service the residential borrowing needs of customers in the Marco Island market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)

Date: August 14, 2009	/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman and Chief Executive Officer